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                                                                    Exhibit 10.2


DO NOT DESTROY THIS NOTE: When paid, this Note, with the Deed of Trust securing same, must be surrendered to the trustee for cancellation before reconveyance.

              NON-RECOURSE PROMISSORY NOTE SECURED BY DEED OF TRUST

$9,375,000.00                                                     April 11, 2001

        FOR VALUE RECEIVED, the undersigned, TC KEARNY VILLA, L.P., a Delaware limited partnership ("Borrower"), whose address is 4250 Executive Square, Suite 200, La Jolla, California 92037, Attn: Dorcey B. Abshier, promises to pay to DELTA DESIGN, INC., a Delaware corporation ("Lender"), or order, at 5755 Kearny Villa Road, San Diego, California 92123, or such other place as Lender may designate, in lawful money of the United States the principal sum of Nine Million Three Hundred Seventy-Five Thousand and 00/100 Dollars ($9,375,000.00) together with interest thereon as provided herein. The outstanding principal amount of the Loan and interest thereon are payable at the time and in the manner set forth herein. This Note is secured by a Short Form Deed of Trust and Assignment of Rents dated of even date herewith executed by Borrower, as trustor, to Chicago Title Company, as trustee, in favor of Lender, as beneficiary (the "Deed of Trust"), encumbering that certain real property (the "Property") more particularly described in the Deed of Trust.

        1. Maturity Date.

                (a) The then outstanding principal amount of this Note, together with all interest unpaid and accrued thereon, shall be due and payable on the date that is six (6) months after the date of this Note (the "Original Maturity Date"). Notwithstanding the foregoing, Borrower shall have the option to extend the Original Maturity Date for one hundred eighty (180) days by satisfying each of the following conditions precedent: (i) delivery of written notice to Lender, at least fifteen (15) days prior to the Original Maturity Date, that Borrower desires to extend the Original Maturity Date, (ii) payment delivered with the foregoing notice of an extension fee in the amount of Forty-Six Thousand Eight Hundred Seventy-Five Dollars ($46,875) which is equal to one half of one percent (0.5%) of the original principal amount of the Loan; (iii) delivery to Lender of an endorsement to Lender's title policy obtained in connection with the Loan, insuring that the priority of the lien of the Deed of Trust will not be impaired by such extension and (iv) execution of such documents as Lender reasonably requires to evidence such extension. The term "Maturity Date" as used in this Note shall mean the Original Maturity Date, unless Borrower timely extends the Original Maturity Date as provided in this Section 1(a), in which event the Maturity Date shall mean the Original Maturity Date, as so extended.

                (b) If the Maturity Date shall fall on a day other than a Business Day (defined below), payment of the outstanding balance of the principal and accrued interest due under the terms hereof shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest with respect of such payment. As used in this Note, "Business Day" means a day other than Saturday, Sunday or any Optional Bank Holiday (as defined in Section 7.1 of the California Civil Code).



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        2. Payment of Interest.

                (a) Borrower will pay interest only monthly on the then outstanding principal balance of this Note, commencing May 1, 2001, and continuing on the first (1st) day of each subsequent month thereafter until the entire indebtedness evidenced by this Note is fully paid.

                (b) Interest on the outstanding principal amount of the Loan, shall accrue at eight percent (8%) per annum from and after the date hereof.

        3. Non-Recourse. Notwithstanding anything to the contrary contained in this Note or the Deed of Trust, (a) this Note is non-recourse as to Borrower, and (b) Lender's recourse under this Note shall be limited solely to the Property and Lender waives it right to enforce against Borrower a judgment imposing liability on Borrower for any deficiency in payment of the indebtedness evidenced by this Note or in payment of financial obligations under this Note or the Deed of Trust. Accordingly, neither Borrower nor any of its officers, directors, shareholders, employees, members, agents or affiliates shall have any personal liability whatsoever under this Note and no other property or assets of Borrower or any other person shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lender's remedies under or with respect to this Note or the Deed of Trust.

        4. Assignability. Borrower shall not transfer, assign or convey its rights or obligations under this Note without first obtaining Lender's written consent which may be withheld in its sole and absolute discretion. Notwithstanding the foregoing or anything to the contrary contained in this Note or the Deed of Trust, Borrower may, without obtaining Lender's consent, assign the Property and its rights and obligations hereunder to an entity affiliated with Borrower, or to a new entity in which Borrower is a member, partner or manager, or with who Borrower (or any affiliate thereof) has entered into a development services agreement, a property management agreement or other agreement of a similar nature with respect to the Property or any portion thereof, and Borrower will thereafter be relieved of liability hereunder; provided that Borrower provides prior written notice of such transfer to Lender, and the transferee executes a commercially reasonable document whereby transferee assumes all obligations under this Note and the Deed of Trust.

        5. Default. Borrower shall be in default under this Note, and an "Event of Default" will have occurred if (i) Borrower defaults in the performance or observance of any covenants, conditions, provisions or agreements contained in this Note or the Deed of Trust and fails to cure any such default within twenty
(20) days after written notice thereof given to Borrower by Lender; provided, however, that if any such default reasonably takes longer than twenty (20) days to cure, then it shall not be deemed to be an Event of Default if Borrower commences such cure within said twenty (20) day period and thereafter diligently prosecutes such cure to completion; or (ii) any amount payable under this Note is not paid when due, and the Borrower fails to cure such default within three
(3) Business Days after written notice thereof given to Borrower by Lender.

        6. Remedies. Upon the occurrence of an Event of Default and without demand or notice, Lender shall have the option to declare the entire outstanding principal balance of the



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Loan together with all accrued interest thereon immediately due and payable and to exercise all rights and remedies available to it under this Note and the Deed of Trust.

        7. Prepayment. Borrower may, at any time in its sole discretion, prepay the outstanding principal amount of the Loan, either in whole or in part, without penalty or premium.

        8. No Waiver. No waiver by Lender of any default or breach by Borrower hereunder shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default in the waiver and such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Lender to or of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

        9. Miscellaneous.

                (a) Notices required or permitted to be given by Borrower to Lender or Lender to Borrower shall be in writing and shall be effective only if sent by personal delivery, overnight courier or Untied State certified mail, return receipt requested, postage prepaid, addressed to Lender at the address set forth above or to Borrower at the address set forth above. Notices shall be deemed effective, given and delivered on the date of actual receipt of such notice, when delivered in the manner designated in this Section 9(a).

                (b) If there is an action by Lender or Borrower based upon the terms of this Note, the prevailing party shall be entitled to recover the reasonable attorneys' fees and costs and expenses incurred in prosecuting or defending such action.

                (c) This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement is sought. This Note shall be construed in accordance with and governed by the laws of the State of California without regard to choice of law.

                (d) This Note shall be binding upon Borrower and its heirs, representatives, successors and assigns.

                (e) Time is of the essence with respect to the performance of every provision of this Note.

                (f) Any provision of this Note which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof, and any such other provisions shall remain in full force and effect.

        10. Late Charge. Lender, by accepting this Note, and Borrower agree that if any payment due hereunder is received by Lender more than three (3) Business Days after Borrower receives written notice from Lender of Borrower's failure to make such payment, Borrower will pay to Lender a late charge of five percent (5%) of such payment so overdue. In connection



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therewith, Borrower and Lender agree as follows: because of such non-payment,
Lender will incur certain costs and expenses including, but not limited to, administrative costs, collection costs, and other direct and indirect costs in an uncertain amount; it would be impractical or extremely difficult to fix the exact amount of such costs and expenses in such event; such late charge is a fair and reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs and expenses which will be sustained by Lender due to the failure of Borrower to make timely payments; and such late charge will constitute liquidated damages caused by such non-payment but only to the extent such late charge is paid by Borrower and accepted by Lender and only upon the condition that any such default and all other defaults are completely cured concurrently with such payment.

        11. Default Rate. If any payment due under this Note is not received within three (3) Business Days after Borrower receives written notice from Lender of Borrower's failure to make such payment, Lender shall have the right, without acceleration of the indebtedness evidenced hereby, to collect interest on such amount then due at a rate per annum equal to the lesser of (i) eight percent (8%), or (ii) the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law. Such interest shall be immediately due and payable and shall accrue until full payment is received.

        12. Authority. Borrower has or will have the legal power, right and authority to enter into the Loan, this Note and the Deed of Trust, and to consummate the transactions contemplated hereby. Borrower represents and warrants that each individual executing this Note and the Deed of Trust on behalf of Borrower has or will have the legal power, right and actual authority to execute this Note and the Deed of Trust and to bind Borrower to the terms and conditions hereof and thereof.

        13. Interest Rate Limitation. It is the intent of Lender and Borrower in the execution of this Note and all other instruments securing this Note that the Loan evidenced hereby be exempt from the restrictions of the usury laws of the State of California. In the event that, for any reason, it should be determined that California usury law is applicable to the Loan, Lender and Borrower stipulate and agree that none of the terms and provisions contained herein or in the Deed of Trust shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the interest rate permitted to be charged by the laws of the State of California. In such event, if Lender shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the rate permitted to be charged by the laws of the State of



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California, all such sums shall, at the option of Lender, be credited to the payment of the sums due hereunder or returned to Borrower.

"BORROWER"

TC KEARNY VILLA, L.P.,
a Delaware limited partnership

By:  Trammell Crow So. Cal., Inc.,
     a Delaware corporation

     By:  /s/ Dorcey B. Abshier
        ------------------------------------
     Name: Dorcey B. Abshier
          ----------------------------------
     Its:  Vice-President
         -----------------------------------



"LENDER"

DELTA DESIGN, INC.
a Delaware corporation

By:  Delta Design, Inc.
     a Delaware Corporation

     By:  /s/ John H. Allen
        ------------------------------------
     Name: John H. Allen
          ----------------------------------
     Its:  Vice-President
         -----------------------------------



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